Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Form 10-K of Lenco Mobile Inc. of our report dated April 14, 2010 relating to the financial statements for the period ended August 10, 2008 and the year ended December 31, 2007 of Capital Supreme Pty. Limited.

/s/Gruber & Company, LLC
Gruber & Company, LLC
Lake Saint Louis, Missouri

May 6, 2010